Exhibit 10.1

SUBLEASE

THIS SUBLEASE (“Sublease”) is made this 19th day of June 2007, by and between CELANESE AMERICAS CORPORATION, a Delaware corporation (“Sublandlord”), and NPS PHARMACEUTICALS, INC., a Delaware corporation (“Subtenant”).

Recitals

A. MIREF Bedminster LLC, a Delaware limited liability company (successor in interest to The Offices at Bedminster, LLC) (“Prime Landlord”), and Sublandlord as “Tenant” entered into an Agreement of Lease dated April 14, 2004 (as amended, the “Prime Lease”), for 33,000 square feet of rentable area comprising the 3rd floor in the building located at 550 Hills Drive in the Township of Bedminster, County of Somerset, State of New Jersey (the “Building”), as more particularly shown on Exhibit A attached hereto (the “Original Premises”).

B. Prime Landlord and Sublandlord entered into a First Amendment to Lease, dated January 31, 2005, whereby the premises under the Prime Lease were expanded to include 500 square feet of storage space in the garage of the Building (the “Garage Storage Space,” and together with the Original Premises, the “Subleased Premises”).

C. A true, correct and complete copy of the Prime Lease is attached to and made a part of this Sublease as Exhibit B.

D. Sublandlord has agreed to sublet the Subleased Premises to Subtenant, and Subtenant has agreed to sublet the same from Sublandlord, all upon the terms and subject to the conditions set forth in this Sublease.

Agreement

NOW, THEREFORE, in consideration of the rents in this Sublease provided and of the covenants and agreements in this Sublease contained, and intending to be legally bound hereby, Sublandlord and Subtenant hereby covenant and agree as follows:

1. Capitalized Terms. Each capitalized term used but not defined in this Sublease has the meaning ascribed to such term in the Prime Lease.

2. Demise. Subject to all of the provisions of this Sublease (including Section 20 hereof), Sublandlord hereby demises and subleases to Subtenant, and Subtenant hereby takes and hires from Sublandlord, all of the Subleased Premises.

3. Term of Sublease. Subject to the provisions of Section 20 below, the term of this Sublease (the “Term”) will commence on the date the consent of the Prime Landlord is obtained (the “Commencement Date”), and will continue until 11:59 p.m., Eastern Time, on February 29, 2010 (the “Expiration Date”). Under no circumstances will the Term extend beyond the expiration, surrender or termination of the Prime Lease as it relates to the Subleased Premises, whether the Prime Lease expires by its own terms, is terminated for Sublandlord’s default, is terminated or surrendered by agreement of Prime Landlord and Sublandlord or is terminated for any other reason. Notwithstanding the foregoing, Sublandlord agrees not to voluntarily terminate the Prime Lease during the Term of this Sublease except for casualty or condemnation or unless Sublandlord has provided Subtenant with 60 days advance notice of such termination.

4. Rent.

a. Subject to Section 4(b), beginning on the later of the Commencement Date and August 1, 2007 (such date the “Rent Commencement Date”), and throughout the term of this Sublease, Subtenant covenants and agrees to pay annual rent (“Rent”) to Sublandlord, at JP Morgan Chase, P.O. Box 910550, Dallas, Texas 75391, or at such other place as may be designated by Sublandlord from time to time, without any demand, notice, set-off, abatement or deduction, Fixed Rent in the amount of $16.25 per rentable square foot of the Subleased Premises (less the Garage Storage Space), being $44,687.50 per month, and any and all fees, sums or charges due under Section 15 of the Prime Lease (including those for electrical energy expenses paid directly by tenants, but, for purposes of clarity, excluding any charges under Section 15(a) of the Prime Lease) (such fees, sums or charges due under such

Section 15, the “Subtenant Electric”). The initial payment of Rent (the “Initial Payment”) in the amount of $44,687.50 under this Sublease shall be paid on the Rent Commencement Date, and Rent for each ensuing month during the Term being due and payable at least 5 business days before the same becomes due by Sublandlord to Prime Landlord under the Prime Lease. If the Rent Commencement Date or Expiration Date is other than on the first or last day of a calendar month, respectively, the Rent for such months shall be prorated.

b. Notwithstanding Section 4(a) hereof, Subtenant shall not be required to pay to Sublandlord (i) the Fixed Rent attributable to the first 4 months of the Term for which Rent is due beginning as of the Rent Commencement Date (except that Subtenant shall pay the Initial Payment on the Rent Commencement Date) for the entire Subleased Premises and (ii) the Fixed Rent attributable to 13,000 square feet of the Subleased Premises in the aggregate amount of $105,624.99 for an additional 6 months (collectively, the “Rent Abatement”). The Initial Payment shall be applied by Sublandlord prospectively to satisfy Rent as it becomes due and payable after expiration of the Rent Abatement. However, Subtenant shall be required to pay Subtenant Electric and any other amounts due hereunder by Subtenant effective as of the Commencement Date, including during any period in which the Rent Abatement is in effect. If, during any period in which the Rent Abatement is in effect Sublandlord terminates this Sublease by reason of a default by Subtenant, Subtenant acknowledges and agrees that, in addition to any and all of Sublandlord’s remedies provided herein, Subtenant shall be responsible to pay Sublandlord the full amount of the Rent Abatement. If the Rent Abatement ends on a date that is other than on the first or last day of a calendar month, the Rent for such month shall be prorated.

c. Notwithstanding Section 4(a) hereof, and provided that Prime Landlord consents thereto in writing, Subtenant shall pay Subtenant Electric directly to Prime Landlord. Subtenant shall indemnify and hold Sublandlord harmless from and against any amounts, liabilities and expenses, including without limitation reasonable attorneys’ fees, arising out of Subtenant’s failure to pay Subtenant Electric.

d. Sublandlord acknowledges and agrees that Subtenant shall have no obligation to pay Additional Rent (including without limitation Operating Expenses and Real Estate Taxes), other than Subtenant Electric.

5. Incorporation of Terms of Prime Lease.

a. Except as otherwise expressly provided in this Sublease, all the terms, covenants and conditions of the Prime Lease are by this reference incorporated in this Sublease and made a part of this Sublease with the same force and effect as if fully set forth in this Sublease; provided, however, that for purposes of such incorporation, (i) the terms “lease” or “Lease” as used in the Prime Lease will refer to this Sublease, (ii) the term “Landlord” as used in the Prime Lease will refer to Sublandlord (except as otherwise set forth in this Sublease), (iii) the term “Tenant” as used in the Prime Lease will refer to Subtenant and (iv) the term “Premises” as used in the Prime Lease will refer to the Subleased Premises. In the event of any inconsistency between the provisions of this Sublease and the provisions of the Prime Lease, as incorporated in this Sublease, the provisions of this Sublease will control.

b. Notwithstanding anything in the Prime Lease or in this Sublease to the contrary, Subtenant will not be entitled to (i) exercise any options or rights of first refusal under the Prime Lease, including, without limitation, any option to extend the term of or renew the Prime Lease or any option or right of first refusal to expand the size of the Subleased Premises, (ii) any allowances given to Sublandlord including any tenant improvement allowance or refurbishment allowance, (iii) except as provided in Section 12 hereof perform any work to the Subleased Premises in accordance with the Prime Lease, including any right to perform work in accordance with any work letters, (iv) any Tenant Improvements or (v) any type of nondisturbance agreement from Prime Landlord, Prime Landlord’s lender or otherwise, unless Prime Landlord or Prime Landlord’s lender requires an attornment agreement from Subtenant.

c. Notwithstanding the incorporation herein of Section 10 of the Prime Lease as to partial or total destruction of the Building or the Premises by fire or other cause, Sublandlord shall have no responsibility for the obligations of Prime Landlord thereunder, and Subtenant shall look solely to Prime Landlord in connection therewith.

d. Notwithstanding the foregoing, the following provisions of the Prime Lease are not incorporated by reference into this Sublease: Section 3, Section 10(k), Section 20, Section 24, Section 36 and Section 37.

6. Subject to the Prime Lease.

a. This Sublease is and will be subject and subordinate in all respects to the Prime Lease and to all of its terms, covenants and conditions. Subtenant shall not do, or permit or suffer to be done, any act or omission by Subtenant, its agents, employees, contractors or invitees which is prohibited by the Prime Lease, or which would constitute a violation or default under the Prime Lease or cause the Prime Lease to be terminated, and Subtenant shall indemnify Sublandlord and hold it harmless from and against any such act, omission, violation or default.

b. In all provisions of the Prime Lease requiring the approval or consent of the “Landlord,” Subtenant shall be required to obtain the approval or consent, as applicable, of both Prime Landlord and Sublandlord.

c. Sublandlord will pay the Rent and Additional Rent due under the Prime Lease, subject to Section 4.c hereof.

d. Subtenant shall observe and perform when due all covenants, agreements and obligations of “Tenant” under the Prime Lease, except to the extent Subtenant is not required to perform such covenants, agreements or obligations under the terms of this Sublease, to the same extent as if Subtenant was the lessee under the Prime Lease. Subtenant’s failure to perform such obligations under the Prime Lease which Subtenant is obligated to perform hereunder shall be a breach of this Sublease, and Sublandlord will have all the rights against Subtenant as would be available to Prime Landlord under the Prime Lease if such breach were by “Tenant” thereunder.

e. The rights of Prime Landlord under the Prime Lease may be enforced by, and are for the benefit of, both Sublandlord and Prime Landlord. Sublandlord has the right to enter the Subleased Premises pursuant to the terms of Section 21 of the Prime Lease, to the extent appropriate in Sublandlord’s reasonable judgment in its role as Sublandlord.

f. This Section will survive the expiration of the Term or earlier termination of this Sublease.

7. Prime Landlord’s Obligations. Sublandlord: (a) will have no obligation to perform any of the terms, covenants and conditions contained in the Prime Lease to be performed by Prime Landlord, nor will Sublandlord have any obligation to provide any or all of the services, utilities, insurance, work, alterations, repairs or maintenance to be provided by Prime Landlord under the Prime Lease, if any, and (b) will in no way be liable to Subtenant for any failure of Prime Landlord to provide such services, utilities, insurance, work, alterations, repairs or maintenance. However, if Prime Landlord fails to provide any services, utilities, insurance, work, alterations, repairs or maintenance required under the Prime Lease, Sublandlord will upon the request of Subtenant, give Prime Landlord notice of such failure. Thereafter, Sublandlord will reasonably cooperate with Subtenant (at Subtenant’s sole expense) in attempting to cause Prime Landlord to provide or perform such service or obligation, but Sublandlord will have no further obligation to Subtenant in connection therewith. Any condition resulting from such default or delay by Prime Landlord will not constitute an eviction, actual or constructive, of Subtenant. No such default or delay will excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease or entitle Subtenant to terminate this Sublease or to any reduction in or abatement of the Rent, or any other charges provided for in the Prime Lease or this Sublease, unless such failure would entitle Sublandlord to terminate the Prime Lease, in which event, with notice and opportunity to cure as provided in the Prime Lease for any such default, Subtenant may terminate this Sublease upon the same notice and opportunity to cure that is provided in the Prime Lease.

8. Indemnity; Insurance.

a. Subtenant shall protect, indemnify and save and hold Sublandlord harmless from and against all losses, costs, expenses, damages and liabilities (including, without limitation, reasonable counsel fees and disbursements) of every kind and nature whatsoever, incurred by Sublandlord by reason of or arising out of (i) any accident, death, injury or damage which happens in, on, about or in connection with, the Subleased Premises or any part thereof, and which results from the negligent acts or omissions or the willful misconduct of Subtenant or Subtenant’s agents, servants, invitees, contractors or employees; (ii) the condition, occupancy, maintenance, alteration, repair, use or operation of the Subleased Premises or any part thereof, and which results from the negligent acts or omissions or the willful misconduct of Subtenant or Subtenant’s agents, servants, invitees, contractors or employees; (iii) any act or failure to act by Subtenant to perform or observe any of the agreements, terms, covenants or conditions of the Prime Lease or this Sublease on Subtenant’s part to be performed or observed; or (iv) failure by Subtenant to vacate the Subleased Premises and surrender the Subleased Premises in the condition required under this Sublease on or before the expiration of the Term or earlier termination of this Sublease. Subtenant shall protect, indemnify and save and hold harmless Prime Landlord to the same extent as Sublandlord is required to protect, indemnify and save and hold harmless Prime Landlord under the Prime Lease.

b. Sublandlord shall protect, indemnify and save and hold Subtenant harmless from and against all losses, costs, expenses, damages and liabilities (including, without limitation, reasonable counsel fees and disbursements) of every kind and nature whatsoever, incurred by Subtenant by reason of or arising out of (i) any act or failure to act by Sublandlord to perform or observe any of the agreements, terms, covenants or conditions of this Sublease on Sublandlord’s part to be performed or observed; or (ii) any claim made by or through Prime Landlord against Subtenant for Sublandlord’s failure to vacate the Subleased Premises and surrender the Subleased Premises in the condition required under this Sublease on or before the expiration of the Term or earlier termination of this Sublease, except to the extent such failure is caused by the default of Subtenant hereunder.

c. Subtenant shall provide and maintain during the Term with respect to the Subleased Premises, with an insurance company acceptable to Sublandlord and Prime Landlord, all insurance required to be maintained by Sublandlord under the Prime Lease with respect to the Subleased Premises. Such insurance will name Sublandlord and Prime Landlord as additional insureds and will provide that it may not be canceled or amended except upon 30 days’ notice to Sublandlord and Prime Landlord. Subtenant shall furnish Sublandlord and Prime Landlord with certificates of insurance evidencing compliance with the foregoing insurance requirements.

d. Each party hereby waives any and all rights of recovery against the other party directly or by way of subrogation or otherwise, and against the officers, partners, directors, employees, agents and representatives of the other party, due to the negligence of the other party or any such person for loss or damage to the property of the waiving party or any other loss or damage where such loss or damage was to be covered by the policies of insurance required under this Sublease or the Prime Lease if such insurance were maintained at the time of the loss or damage (whether or not such insurance is in effect) or to the extent such loss or damage is actually covered by any other insurance carried by the waiving party. Each party shall inform its respective insurance carrier of this waiver in the manner required with respect to policies issued by such carriers or otherwise arranged, to the extent necessary, so that the coverage afforded thereby is not adversely affected.

e. Subtenant shall deliver to Sublandlord a certificate of insurance (reasonably acceptable to Sublandlord) within 5 business days following execution of this Sublease by Subtenant, but in any event prior to entering the Subleased Premises.

f. Section 8 will survive the expiration of the Term or earlier termination of this Sublease.

9. Notices.

a. All notices, requests, demands, consents, approvals and other communications under this Sublease (each, a “Notice” and, collectively, “Notices”) will be in writing and will be effective only if given in the manner set forth in the Prime Lease. The address to which Notices are to be sent under the Prime Lease are as follows:

To Sublandlord:	Celanese Americas Corporation
1601 W. LBJ Freeway
Dallas, TX 75234
Attn.: Vice President of Real Estate

To Subtenant:	NPS Pharmaceuticals, Inc.
550 Hills Drive
Bedminster, New Jersey 07921
Attn.: Office of General Counsel

Either party may inform the other in the manner provided for in the Prime Lease the giving of Notices of any change in address.

b. Whenever in the Prime Lease a time is specified for the giving of any Notice by the Tenant thereunder, such time is hereby changed (for the purpose of this Sublease only) by adding 2 days thereto, and whenever in the Prime Lease a time is specified for the giving of any notice by the Landlord thereunder, such time is hereby changed (for the purpose of this Sublease) by subtracting 2 days therefrom. Whenever in the Prime Lease a time is specified within which the Tenant thereunder must give Notice following an event, or within which the Tenant thereunder must respond to any Notice, previously given or made by the Landlord thereunder, or to comply with any obligation on the Tenant’s part thereunder, such time is hereby changed (for the purpose of this Sublease only) by subtracting 2 days therefrom. Whenever in the Prime Lease a time is specified within which the Landlord thereunder must give Notice following an event, or within which the Landlord thereunder must respond to any Notice, request or demand previously given or made by the Tenant thereunder, such time is hereby changed (for the purpose of this Sublease only) by adding 2 days thereto. It is the purpose and intent of the foregoing provisions of this Section 9(b) to provide Sublandlord with time within which to transmit to the Prime Landlord any notices or demands received from Subtenant and to transmit to Subtenant any notices or demands received from Prime Landlord. However, any Notices required to be delivered by either Sublandlord or Subtenant under the terms of this Sublease which are not Notices to or from Prime Landlord under the Prime Lease shall be given in a manner, and the times provided in this Sublease (or in the Prime Lease) without reference to the addition or subtraction of the days as provided in this Section 9(b).

10. Assignment and Subletting. Subtenant hereby acknowledges and affirms the terms and conditions of Section 27 of the Prime Lease and the rights of Prime Landlord thereunder, and agrees that such terms and conditions, and the terms and provisions of this Sublease, to also require Sublandlord’s prior written consent in each instance in which the Prime Landlord’s prior consent is required, shall govern any proposed (a) subletting of any part of the Subleased Premises, (b) assignment of this Sublease or (c) transfers of ownership interests in Subtenant.

11. Condition of Subleased Premises. Subtenant accepts the Subleased Premises in their present “AS IS, WHERE IS” and “WITH ALL FAULTS” condition. Subtenant acknowledges that no representations have been made to Subtenant with respect to the condition of the Subleased Premises and that in entering into this Sublease, Subtenant has relied exclusively upon its own examination of the Subleased Premises. Subtenant specifically acknowledges and agrees that Prime Landlord and Sublandlord have, and shall have, no obligation to perform any work in connection with this Sublease and Subtenant acknowledges that Prime Landlord and Sublandlord have no obligation to make any payment, disbursement, reimbursement or contribution towards any work in the Subleased Premises.

12. Alterations. Subtenant agrees that any Alterations to the Subleased Premises must be made in compliance with the terms of the Prime Lease, including without limitation obtaining all consents required of Prime Landlord and Sublandlord. Any consent required of Sublandlord under this Section will not be unreasonably withheld.

13. Brokers. Sublandlord and Subtenant each warrant and represent to the other that it had no dealing with any broker or finder concerning this or the subletting of the Subleased Premises to Subtenant, except for CB Richard Ellis, Inc. on behalf of Sublandlord and Jones Lang La Salle on behalf of Subtenant (each, a “Broker”). All compensation payable to a Broker in connection with this Sublease shall be paid in accordance with a separate written agreement between Sublandlord and its respective Broker and Subtenant and its respective Broker. Each party agrees to indemnify and hold the other harmless from any and all liabilities and expenses, including, without limitation, reasonable attorneys’ fees, arising out of claims against the other party by any other broker, consultant, finder or like agent claiming to have brought about this Sublease based upon the alleged acts of the indemnifying party. This Section 13 will survive the expiration of the Term or earlier termination of this Sublease.

14. Surrender of Subleased Premises.

a. At the expiration of the Term or earlier termination of the Term, Subtenant shall quit and surrender the Subleased Premises broom clean, in as good condition as it was at the beginning of the Term, reasonable wear and tear alone excepted, and shall comply with all terms and conditions of the Prime Lease regarding surrender of the Subleased Premises. Without limiting the generality of the foregoing, Subtenant shall on or before the expiration or termination of this Sublease, (i) remove from the Subleased Premises and transport out of the Building all of Subtenant’s furniture, equipment and other personal property and repair any damage caused by such removal and (ii) remove all trash and broom sweep the Subleased Premises. If any personal property of Subtenant remains in the Subleased Premises after the termination of this Sublease, at the election of Sublandlord, (y) it shall be deemed to have been abandoned by Subtenant and may be retained by Sublandlord as its own property or (z) the property may be removed and disposed of by Sublandlord at the expense of Subtenant. Subtenant’s obligations under this Section 14 will survive the expiration of the Term or earlier termination of this Sublease.

15. No Waiver. The failure of any party to insist in any one or more instances upon the strict performance of any of the covenants, agreements, terms, provisions or conditions of this Sublease, or to exercise any election or option contained in this Sublease, will not be construed as a waiver or relinquishment, now or in the future or in any other instance, of such covenant, agreement, term, provision, condition, election or option.

16. Holdover. If Subtenant unlawfully holds possession of the Subleased Premises after the end of the Term, then without limitation of Sublandlord’s rights and remedies under this Sublease or at law or in equity, Subtenant shall pay to Sublandlord the greater of (i) any amounts owed by Sublandlord to Prime Landlord as a result of Subtenant’s holding over, or (ii) monthly holdover rent equal to 200% of the Rent payable in the last month of the Term.

17. Default. If Subtenant is in default of this Sublease and such default continues, after notice, for a period in excess of the period of grace, if any, expressly set forth in the Prime Lease, the Sublandlord will be entitled to exercise any and all remedies available to a landlord generally under New Jersey law, including those remedies of the Prime Landlord set forth in the Prime Lease.

18. Prime Landlord’s Consent. Sublandlord will attempt to obtain Prime Landlord’s consent to this Sublease. Sublandlord will not be required to (a) take any act which would authorize or permit Prime Landlord to terminate the Prime Lease or (b) make any payment to Prime Landlord in excess of $1,000.00 or (c) commence any litigation in order to obtain Prime Landlord’s consent, and Sublandlord will incur no liability if Sublandlord does not obtain Prime Landlord’s consent; provided, however, if Sublandlord does not obtain Prime Landlord’s consent within 35 days after receipt by Sublandlord’s legal counsel of an executed counterpart of this Sublease signed by Subtenant, this Sublease will thereupon be null, any and all such executed counterparts of the Sublease, together with the first monthly installment of Rent, will be promptly returned to Subtenant, whereupon neither party hereto will have any further obligation to the other under this Sublease except for such obligations that expressly survive termination of this Sublease.

19. Limitation of Liability. As used in this Sublease, the term “Sublandlord” refers only to the owner from time to time of the Tenant’s interest in the Prime Lease so that if Sublandlord assigns its interest in the Prime Lease, then the assignor will be entirely freed from all obligations, covenants and duties under this Sublease thereafter accruing, provided that the assignee assumes the liability of Sublandlord for all such obligations, covenants and duties under this Sublease thereafter accruing.

20. Sublandlord Consent or Approval. Whenever under any provision of this Sublease (including any provision of the Prime Lease incorporated in this Sublease by reference) Sublandlord’s consent or approval is required or referred to, Sublandlord will not unreasonably withhold its consent or approval. Sublandlord will not be deemed to have unreasonably withheld its consent if Sublandlord is required to obtain the consent of Prime Landlord and Prime Landlord does not give such consent.

21. Sublandlord Right to Cure. If Subtenant at any time fails to perform any of its obligations under this Sublease, Sublandlord may, but will not be obligated to, upon notice and reasonable opportunity to cure in accordance with any grace periods set forth in the Prime Lease, if any, cure such failure for the account of and at the expense of Subtenant, and the amount of any costs, payments or expenses incurred by Sublandlord in connection with such cure (including reasonable counsel fees) will be deemed Additional Rent and payable by Subtenant on demand under this Sublease. Notwithstanding the foregoing, Sublandlord will not be required to provide Subtenant with notice or the opportunity to cure any failure to perform in the event of an emergency.

22. Estoppel Certificates. Each party agrees to periodically furnish, within 5 business days of request by the other party, a certificate signed by the other party certifying (to the extent same is true); (a) this Sublease is in full force and effect and unmodified; (b) the Term has commenced and the full rent is then accruing under this Sublease; (c) Subtenant has accepted possession of the Subleased Premises; (d) the date to which rent has been paid; (e) no rent has been paid more than 30 days in advance of its due date; (f) the address for Notices to be sent to the certifying party is as set forth in this Sublease (or has been changed by Notice duly given and is as set forth in the certificate); (g) to the knowledge of the certifying party, the other party is not then in default under this Sublease; and (h) such other factual matters as may be reasonably requested by such party.

23. Authority. Each party represents and warrants to the other party: (a) the execution, delivery and performance of this Sublease have been duly approved by such party, and that no further action is required on the part of Subtenant and no further action is required on the part of Sublandlord to execute, deliver and perform this Sublease; (b) the person(s) executing this Sublease on behalf of such party have all requisite authority to execute and deliver this Sublease; and (c) this Sublease, as executed and delivered by such person(s), is valid, legal and binding on such party, and is enforceable against such party in accordance with its terms, all subject to Prime Landlord’s consent to this Sublease.

24. Miscellaneous.

a. This Sublease and the exhibits attached hereto: (i) contain the entire agreement of the parties with respect to the subject matter which it covers; (ii) supersede all prior or other negotiations, representations, understandings and agreements of, by or between the parties, which will be deemed fully merged in this Sublease; (iii) will be construed and governed by the laws of the State of New Jersey without regard to the conflicts of laws provisions thereof; and (iv) may not be changed or terminated orally.

b. This Sublease may be executed in any number of counterparts, each of which will be deemed to be an original and all of which will constitute one and the same instrument.

c. The captions in this Sublease are inserted only as a matter of convenience and for reference and in no way define, limit, construe or describe the scope of this Sublease or the meaning or intent of any provision of this Sublease.

d. This Sublease will be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

e. Any action brought to enforce or interpret this Sublease shall be brought in the Superior Court of New Jersey. Each party waives trial by jury in any action or proceeding arising out of this Sublease. Should any provision of this Sublease require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the terms of this Sublease will be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Sublease and that legal counsel was consulted by each responsible party before the execution of this Sublease.

f. No waiver of any provision of this Sublease will be effective unless set forth in a writing executed by the party against which enforcement is sought.

g. If any provision of this Sublease is declared invalid or unenforceable, the remainder of the Sublease will continue in full force and effect.

h. By its execution, delivery and performance of this Sublease, Sublandlord has not, and will not be deemed to have, in any way or for any purpose, become a partner of Subtenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Subtenant.

i. Time is of the essence of every provision of this Sublease.

j. There are no third party beneficiaries of this Sublease, either express or implied.

27. Furniture. The furniture and equipment that are owned by Sublandlord and that are in the Subleased Premises as of the date of this Sublease will remain in the Subleased Premises at no additional charge to Subtenant. On or prior to the Expiration Date or the earlier termination of this Sublease, and so long as Subtenant has satisfied all of its obligation under this Sublease which have accrued prior to the termination date, Subtenant shall provide written notice to Sublandlord of its desire to acquire ownership of the furniture and equipment and pay to Sublandlord the amount of $10.00 and upon receipt of such written notice and payment by Sublandlord the furniture and equipment will become the property of Subtenant and shall be removed from the Premises if required by the Prime Lease.

28. NAICS Code. Subtenant represents that Subtentant’s NAICS Code Number, as it pertains to the use of the Subleased Premises, is 551114.

29. Signage. All signage on the Building directory in the main lobby and on the entrance to the Subtenant’s suite will be as allowed under the Prime Lease and as consented to by Prime Landlord.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Sublease the day and year first above written.

SUBLANDLORD:

CELANESE AMERICAS CORPORATION

By:	/s/ JAMES S. ALDER
Name:	James S. Alder
Title:	Senior VP, Operations & Technical

SUBTENANT:

NPS PHARMACEUTICALS, INC.

By:	/s/ VAL R. ANTCZAK
Name:	Val R. Antczak
Title:	Senior VP, Legal Affairs and General Counsel

EXHIBIT A

SUBLEASED PREMISES

EXHIBIT B

COPY OF PRIME LEASE